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                                                                    EXHIBIT 10.7


                              DIRECTOR'S AGREEMENT


        This Agreement is made and entered into as of the 15th day of March, 2000, between FRONTIER FINANCIAL CORPORATION, a Washington corporation ("Frontier") and the undersigned (the "Director"), a director of Liberty Bay Financial Corporation ("Liberty") or North Sound Bank (the "Bank") (Liberty and the Bank, collectively, being the "Company"), and shall become effective only upon the closing of the Merger (defined below).

                                    RECITALS

        1. Pursuant to the terms of the Agreement and Plan of Mergers (the "Plan") among Frontier and Liberty, Liberty will be merged into Frontier, and North Sound Bank will be merged into Frontier Bank (the "Merger").

        2. The obligation of Frontier to consummate the transactions contemplated by the Plan is conditioned upon its receipt of non-competition agreements from directors of the Company.

        3. Director is a shareholder of Liberty as well as a director of Liberty and/or Bank.

                                    AGREEMENT

        In consideration of the performance of Frontier under the Plan, Director agrees that for a period of two (2) years after he or she ceases to be a director of the Bank or its successor, he or she will not, directly or indirectly, become involved in or serve, directly or indirectly, in any manner, including, without limitation, as a principal shareholder, member, partner, director, officer, manager, organizer, "founder," employee, consultant, or agent of, any financial institution that competes or will compete with Frontier or any of its subsidiaries or their affiliates within the State of Washington.

        Director also agrees that during this two (2) year period, Director will not directly or indirectly solicit or attempt to solicit on his or her own behalf or for the benefit of any financial institution (i) any employees of the Company, Frontier, or any of their subsidiaries or affiliates, to leave their employment for employment with another financial institution or (ii) any customers of the Company, Frontier, or any of their subsidiaries or affiliates to remove their business from the Company, Frontier, or any of their subsidiaries or affiliates. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, telephone calls, letters or other mailings, electronic communication of any kind, and Internet communications.

        For purposes of this Agreement, the term "principal shareholder" means any person who owns, directly or indirectly, five percent (5%) or more of the outstanding shares of any voting class of equity security of a company.

        Director recognizes and agrees that any breach of this Agreement by him or her will entitle Frontier and any of its successors or assigns to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which such entities may otherwise be entitled. The substantially prevailing party in any such dispute will be entitled to recover from the other party its costs and expenses, including specifically, reasonable attorneys' fees.



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        This Agreement shall be effective upon the closing of the Merger. If the
Plan is terminated before such closing, this Agreement will not become effective and will be void.

        The provisions of this Agreement are severable, and the invalidity of any provision will not affect the validity of other provisions. If a court of competent jurisdiction deems that the duration, geographic scope, or other restriction imposed by this Agreement is unenforceable, such court may reform the restriction as is necessary to make such restriction enforceable.


Executed as of the 14th day of March , 2000.



FRONTIER FINANCIAL CORPORATION                DIRECTOR


             /S/                                      /S/
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Robert J. Dickson , President and CEO






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